EXHIBIT 11.1

                                  REMEC, Inc.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (unaudited)


                                                                     Three months ended                   Nine months ended
                                                                  --------------------------          --------------------------
                                                                    Nov. 3,        Oct. 22,             Nov. 4,        Oct. 22,
                                                                     1996            1995                1996            1995
                                                                  ----------      ----------          ----------      ----------
Net income per common share:

         Net income                                               $1,375,792      $  493,685          $3,215,385      $1,545,952

Weighted average shares outstanding:

         Common stock                                              8,953,394       5,536,906           8,889,122       5,531,412
         Effect of common stock equivalents                           88,514          26,042              93,786          10,331

         Adjustments to reflect requirements of the
           Securities and Exchange Commission
           (Effect of SAB 83)                                             --          44,000                  --          44,000
         Effect of assumed conversion of preferred shares
         from date of issuance                                            --       1,077,909                  --       1,077,909
                                                                  ----------      ----------          ----------      ----------
                                                                   9,041,908       6,684,857           8,982,908       6,663,652
                                                                  ----------      ----------          ----------      ----------
Net income per common share                                       $     0.15      $     0.07          $     0.36      $     0.23
                                                                  ==========      ==========          ==========      ==========





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